                                                        Exhibit 21.1

                         THE NEIMAN MARCUS GROUP, INC.

                                  SUBSIDIARIES


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
                                 JURISDICTION
                                     OF
SUBSIDIARY                      INCORPORATION           STOCKHOLDER
- ----------                      -------------           -----------

Bergdorf Goodman, Inc.          New York                Neiman Marcus Holdings, Inc.

Bergdorf Graphics, Inc.         New York                Bergdorf Goodman, Inc.

Broadcasters, Inc.              Texas                   Neiman Marcus Holdings, Inc.

C.C. Group Limited              Hong Kong               The Neiman Marcus Group, Inc. (50%)
                                                        Ermine Trading Corporation (50%)

Ermine Trading Corporation      California              The Neiman Marcus Group, Inc.

Neiman Marcus Funding
        Corporation             Delaware                The Neiman Marcus Group, Inc.

Neiman Marcus Holdings, Inc.    California              The Neiman Marcus Group, Inc.

Neiman Marcus Holiday
        Express, Inc.           Delaware                The Neiman Marcus Group, Inc.

NM Direct de Mexico, S.A.
        de C.V.                 Mexico                  The Neiman Marcus Group, Inc. (99%)
                                                        Neiman Marcus Holdings, Inc. (1%)

Pastille By Mail, Inc.          Delaware                The Neiman Marcus Group, Inc.
